Exhibit 99.3

smart for life, inc.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Smart for Life, Inc. (the “Company”) after giving effect to the acquisition of Ceautamed Worldwide, LLC (“Ceautamed”) that was completed July 29, 2022. The acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. The unaudited pro forma condensed combined financial information gives effect to the acquisition of Ceautamed based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 is presented as if the acquisition of Ceautamed had occurred on June 30, 2022. The unaudited condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented as if the acquisition of Ceautamed had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805 and reflect the allocation of the purchase price to the assets acquired and liabilities assumed in the acquisitions based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the acquisitions; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on the Company’s combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. The purchase price allocation was made using management’s best estimates of fair value, which are dependent upon certain valuation and other analyses. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the acquisition.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the following:

(a)	The unaudited interim condensed consolidated financial statements and related notes of Smart for Life, Inc. for the six months ended June 30, 2022 and 2021;

(b)	The audited consolidated financial statements and related notes of Smart for Life, Inc. for the years ended December 31, 2021 and 2020;

(c)	The unaudited interim consolidated financial statements and related notes of Ceautamed Worldwide, LLC for the six months ended June 30, 2022; and

(d)	The audited consolidated financial statements and related notes of Ceautamed Worldwide, LLC for the year ended December 31, 2021.

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022

	Historical Information
	Smart for Life, Inc.	Ceautamed Worldwide, LLC	Combined	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash	$107,335	$153,254	$260,589	$-		$260,589
Accounts receivable, net	890,390	106,891	991,281	-		991,281
Inventory	4,940,238	245,652	5,185,890	-		5,185,890
Due from related parties, net	1,184,113	-	1,184,113	-		1,184,113
Prepaid expenses and other current assets	1,290,726	5,815	1,296,541	-		1,296,541
Total current assets	8,412,802	505,612	8,918,414	-		8,918,414
Property and equipment, net	595,348	15,823	611,171	-		611,171
Intangible assets, net	13,709,973	-	13,709,973	8,205,131	B	21,915,104
Goodwill	1,342,000	-	1,342,000	-		1,342,000
Deposits and other assets	61,877	-	61,877	-		61,877
Operating lease right-of-use assets	2,095,600	-	2,095,600	-		2,095,600
Total other assets	17,804,798	15,823	17,820,621	8,205,131		26,025,752
Total assets	$26,217,600	$521,435	$26,739,035	$8,205,131		$34,944,166

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,948,320	$1,075,911	$4,024,231	$-		$4,024,231
Accrued expenses	1,664,905	580,005	2,244,910	-		2,244,910
Deposit on sale of business	-	1,000,000	1,000,000	-		1,000,000
Accrued expenses, related parties	810,490	-	810,490	-		810,490
Deferred revenue	1,221,146	-	1,221,146	-		1,221,146
Preferred stock dividends payable	600,750	-	600,750	-		600,750
Operating lease liability, current	308,325	-	308,325	-		308,325
Derivative liability	202,681	-	202,681	-		202,681
Related party loans	-	810,183	810,183	-		810,183
Debt, current, net of debt discounts	3,752,448	100,578	3,853,026	-		3,853,026
Total current liabilities	11,509,065	3,566,677	15,075,742	-		15,075,742
Long-term liabilities:				-
Operating lease liability, noncurrent	1,830,739	-	1,830,739	-		1,830,739
Debt, noncurrent	8,878,796	118,012	8,996,808	-		8,996,808
Total long-term liabilities	10,709,535	118,012	10,827,547	-		10,827,547
Total liabilities	22,218,600	3,684,689	25,903,289	-		25,903,289

Commitments and contingencies

Stockholders’ Equity (Deficit)
Series A Convertible Preferred Stock, $.0001 par value, 8,000 shares authorized, 1,000 and 8,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-	-	-		-
Common Stock, $.0001 par value, 100,000,000 shares authorized, 31,926,170 and 13,937,500 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3,193	-	3,193	-		3,193
Additional paid-in capital	38,970,079	-	38,970,079	-		38,970,079
Accumulated deficit	(34,974,272)	(3,163,254)	(38,137,526)	2,193,385	A,B	(35,944,141)
Total stockholders’ equity (deficit)	3,999,000	(3,163,254)	835,746	2,193,385		3,029,131
Total liabilities and stockholders’ equity (deficit)	$26,217,600	$521,435	$26,739,035	$2,193,385		$28,932,420

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Historical Information
	Smart for Life, Inc.	Ceautamed Worldwide, LLC	Combined	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues
Products	$7,035,384	$1,415,494	$8,450,878	$-		$8,450,878
Advertising	1,704,993	-	1,704,993	-		1,704,993
Total revenues	8,740,377	1,415,494	10,155,871	-		10,155,871
Cost of revenues				-
Products	4,187,287	775,300	4,962,587	-		4,962,587
Advertising	1,254,356	-	1,254,356	-		1,254,356
Total cost of revenues	5,441,643	775,300	6,216,943	-		6,216,943
Gross profit	3,298,734	640,194	3,938,928	-		3,938,928
Operating expenses
General and administrative	8,325,915	454,983	8,780,900	-		8,780,900
Depreciation and amortization expense	853,102	2,300	855,402	969,869	B	1,825,271
Total operating expenses	9,179,017	457,283	9,636,302	969,869		10,606,171
Operating income (loss)	(5,880,283)	182,909	(5,697,374)	(969,869)		(6,667,243)
Other income (expense)
Other income (expense)	(433,441)	-	(433,441)	-		(433,441)
Gain on debt extinguishment	134,956	-	134,956	-		134,956
Day 1 loss and changes in fair value of derivative liability	(38,997)	-	(38,997)	-		(38,997)
Interest expense	(13,741,907)	(27,554)	(13,769,461)	(307,696)	C	(14,077,157)
Total other income (expense)	(14,079,389)	(27,554)	(14,106,943)	(307,696)		(14,414,639)
Income (loss) before income taxes	(19,959,672)	155,355	(19,804,317)	(1,277,565)		(21,081,882)
Income tax expense	-	-	-	-		-
Net income (loss)	$(19,959,672)	$155,355	$(19,804,317)	$(1,277,565)		$(21,081,882)
Preferred stock dividends	(245,333)	-	(245,333)	-		(245,333)
Net income (loss) attributable to common stockholders	(20,205,005)	155,355	(20,049,650)	(1,277,565)		(21,327,215)
Loss per share, basic and diluted	$(0.77)					$(0.82)
Weighted average shares outstanding, basic and diluted	26,038,863					26,038,863

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	Historical Information
	Smart for Life, Inc.	Ceautamed Worldwide, LLC	Combined	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues
Products	$8,330,571	$4,165,943	$12,496,514	$-		$12,496,514
Advertising	692,022	-	692,022	-		692,022
Total revenues	9,022,593	4,165,943	13,188,536	-		13,188,536
Cost of revenues				-
Products	5,596,247	2,219,599	7,815,846	-		7,815,846
Advertising	528,386	-	528,386	-		528,386
Total cost of revenues	6,124,633	2,219,599	8,344,232	-		8,344,232
Gross profit	2,897,960	1,946,344	4,844,304	-		4,844,304
Operating expenses
General and administrative	7,420,856	1,022,556	8,443,412	-		8,443,412
Depreciation and amortization expense	717,925	8,336	726,261	1,939,737	B	2,665,998
Total operating expenses	8,138,781	1,030,892	9,169,673	1,939,737		11,109,410
Operating income (loss)	(5,240,821)	915,452	(4,325,369)	(1,939,737)		(6,265,106)
Other income (expense)
Other income	-	180,351	180,351	-		180,351
Other expense	(12,782)	-	(12,782)	-		(12,782)
Interest expense	(2,511,920)	(157,498)	(2,669,418)	(513,002)	C	(3,182,420)
Total other income (expense)	(2,524,702)	22,853	(2,501,849)	(513,002)		(3,014,851)
Income (loss) before income taxes	(7,765,523)	938,305	(6,827,218)	(2,452,739)		(9,279,957)
Income tax expense	-	-	-	-		-
Net income (loss)	$(7,765,523)	$938,305	$(6,827,218)	$(2,452,739)		$(9,279,957)
Preferred stock dividends	(355,417)	-	(355,417)	-		(355,417)
Net income (loss) attributable to common stockholders	(8,120,940)	938,305	(7,182,635)	(2,452,739)		(9,635,374)
Loss per share, basic and diluted	$(0.61)					$(0.69)
Weighted average shares outstanding, basic and diluted	13,397,034					13,397,034

Smart for life, inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On March 14, 2022, Smart for Life, Inc. (the “Company”) entered into securities purchase agreement, which was amended on July 29, 2022, to acquire Ceautamed Worldwide, LLC (“Ceautamed”). On July 29, 2022, the acquisition was completed.

The unaudited pro forma condensed combined balance sheet at June 30, 2022 combines the historical condensed consolidated balance sheet of the Company with the historical condensed balance sheet of Ceautamed as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 combine the historical condensed consolidated statements of operations of the Company with the condensed consolidated statements of operations of Ceautamed as if the acquisition had occurred on January 1, 2021. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the acquisitions; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results.

2. Consideration Transferred

Pursuant to the terms of the securities purchase agreement, the Company paid $3,000,000 in cash and issued two promissory notes to the members of Ceautamed. The first promissory note is a convertible promissory note in the principal amount of $2,437,500 that bears interest at an annual rate of 6% and the second promissory note is also in the principal amount of $3,737,500, is not convertible, and bears interest at an annual rate of 6%.

The table below summarizes the value of the total consideration given in the transaction.

Amount
Cash issued	$3,000,000
Debt issued	6,175,000
Total consideration	$9,175,000

3. Purchase Price Allocation

Under the acquisition method of accounting outlined in Accounting Standards Codification Topic 805, Business Combinations, or ASC 805, the identifiable assets acquired and liabilities assumed in the acquisitions are recorded at their acquisition-date fair values and are included in the Company’s consolidated financial position. The Company’s unaudited pro forma adjustments are based on the fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the acquisitions on the condensed consolidated balance sheet at June 30, 2022.

As part of the acquisitions, the Company is not assuming any of the debt associated with Ceautamed, except for accounts payable balances, the operating lease obligations, and the loans obtained under the CARES Act. Accordingly, the debt of Ceautamed as reported within the proforma balance sheet is excluded from the consolidated balance sheet on a proforma basis.

The following table summarizes the purchase price allocation for the assets acquired and liabilities assumed in connection with the acquisition of Ceautamed.

Amount
Tangible assets acquired	$635,223
Liabilities assumed	(635,223)
Intangible assets	9,175,000
Net assets acquired	$9,175,000

Smart for life, inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	Adjustment to reflect the elimination of the historical ownership interest for the period prior to the assumed acquisition.

(b)	Adjustment to reflect the fair value of the intangible assets acquired in the acquisitions.

The intangible assets acquired from Ceautamed have estimated values of:

Amount
Non-compete agreements	$785,530
Customer contracts	7,798,750
Intellectual property	590,720
Total intangible assets	$9,175,000

The estimated useful lives of the acquired intangible assets and the estimated amortization for the periods ended December 31, 2020 and September 30, 2021 are as follows:

Asset	Useful life (months)	Amortization for the year ended December 31, 2021	Amortization for the six months ended June 30, 2022
Non-compete agreements	36	$261,843	$130,922
Customer contracts	60	1,559,750	779,875
Intellectual property	60	118,144	59,072
Total		$1,939,737	$969,869

(c)	Adjustment to reflect the interest associated with the note payables associated with the acquisition of Ceautamed.

Pursuant to the terms of the securities purchase agreement, the purchase price consisted of a combination of a cash payment and a note payable to the sellers. The interest rate associated with the note is 6%.

The Company obtained a loan in the principal amount of $2,000,000 from a lender in order to partially finance the acquisition. The interest rate associated with this loan is 15% per annum.

The computed interest expense which would have been incurred had the acquisition occurred at the beginning of the respective fiscal periods is included and netted against the eliminated debt interest of Ceautamed.

The following table summarized the interest expense calculations presented in the respective periods.

Debt	Interest Rate	Interest Expense at December 31, 2021	Interest Expense at June 30, 2022
$2,000,000	15%	$300,000	$150,000
$6,175,000	5%	370,500	185,250
		$670,500	$335,250